Termination AGREEMENT

THIS Termination AGREEMENT (this “Agreement”) is entered into as of June 20, 2014, by and between:

1.	Elixir Gaming Technologies (CAMBODIA) co., LIMITED, a single member Cambodian private limited company incorporated under the laws of the Kingdom of Cambodia under the number Co. 4497/08E on January 18, 2008, having its registered address at 58-E5, 5th floor, The iCON Professional Building, No. 216 Norodom Blvd., Tonle Bassac, Chamkarmorn, Phnom Penh, Cambodia, represented by Mr. Chung Yuk Man, a Chinese citizen, holding Passport No. H90130531 with correspondence address at Unit 3705, 37/F., The Centrium, 60 Wyndham Street, Central, Hong Kong (“EGT”);

2.	Ms. Ban sreymom, a Cambodian individual, holding Cambodian identity card number 210013333 issued on 16 February 2004, residing at Outapuk Krom Village, Sangkat Toul Laveal, Khan Pailin, Pailin Province, Kingdom of Cambodia (“BSM”); and

3.	Dreamworld Leisure (PAILIN) LIMITED, a single member Cambodian private limited company incorporated under the laws of the Kingdom of Cambodia under the number Co.1499E/2011 on 30 June, 2011, having its registered address at 58-E5, 5th floor, The iCON Professional Building, No. 216 Norodom Blvd., Tonle Bassac, Chamkarmorn, Phnom Penh, Cambodia, represented by Mr. Chung Yuk Man, a Chinese citizen, holding Passport No. H90130531, with correspondence address at Unit 3705, 37/F., The Centrium, 60 Wyndham Street, Central Hong Kong (“DWP”),

Hereinafter individually referred to as “Party” and collectively referred to as the “Parties”.

RECITALS

WHEREAS EGT and BSM entered into a Shareholders Agreement dated 16 May 2011 (“Shareholders Agreement”) with respect to, amongst other matters, the formation of DWP as a joint venture company between EGT and BSM, for development, ownership and operation of a casino and the ancillary businesses (which may include hotel rooms, restaurants and other amenities) located on certain parcels of land in Cambodia owned by BSM (the “Project”), which include:

(i)	a parcel of land of a total area of approximately 1,196 square meters located in Phsar Prom District, Pailin Province, which is the border area of the Kingdom of Cambodia and Thailand, and is currently registered under a Certificate of Title issued by the Department of Land Management Urban Planning Construction and Cadastre, with Certificate of Title No. BL000313 (AI 0126) (“Land A”); and

(ii)	two parcels of land of a total area of approximately 23,160 square meters located in Phsar Prom District, Pailin Province, which are currently registered under Certificates of Title issued by the Department of Land Management Urban Planning Construction and Cadastre, with Certificates of Title No. BL000031 (AI 0011) for a flat surface area of 11,323 square meters, and No. BL000030 (AI 0010) for a flat surface area of 11,837 square meters (collectively “Land C”).

WHEREAS after further deliberation, EGT and BSM agreed to streamline their co-operation structure by terminating the Shareholders Agreement and entering into an Undertaking Agreement dated July 13, 2011 (“Undertaking Agreement”) and a Lease Agreement dated July 13, 2011 (“Lease Agreement”). Under the Undertaking Agreement, EGT is the sole owner of DWP and BSM would be entitled to 20% of the Profit Before Depreciation during the duration of the Undertaking Agreement, if any, as that term is defined in the Undertaking Agreement. Under the Lease Agreement, DWP will lease the land A from BSM at market rates for the development, ownership and operation of a casino and the ancillary businesses thereon.

WHEREAS the parties agreed to enter into a supplemental agreement dated 2nd September, 2011 for amending the Undertaking Agreement (collectively, the “Undertaking Agreements”). Unless the context otherwise specified, all capitalized terms used in this Agreement shall have the same meanings as defined in the Undertaking Agreements and the Lease Agreement.

WHEREAS EGT, BSM and DWP have agreed to early terminate the Undertaking Agreements and the Lease Agreement on such terms and conditions as set forth in this Agreement.

WHEREAS EGT and the Purchaser (as defined in the Share Purchase Agreement) have entered into a share purchase agreement contemporaneously with this Agreement (the “Share Purchase Agreement”) whereby EGT agrees to sell and the Purchaser agrees to buy 100% of the shares of DWP, and completion of that share transfer is conditional upon fulfillment of certain Conditions Precedent, as defined in the Share Purchase Agreement, and this Agreement will remain in effect regardless of when and whether Completion occurs under the Share Purchase Agreement or termination of the Share Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants, obligations and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, EGT, BSM and DWP hereby agree as follows:

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1.	Early Termination of the Undertaking Agreements and the Lease Agreement

1.1	EGT, BSM and DWP hereby agree to terminate the Undertaking Agreements and the Lease Agreement with effect upon execution of the Share Purchase Agreement (“Effective Date”) provided that the termination of the Undertaking Agreements and the Lease Agreement will not release each of EGT, BSM or DWP from any liability or obligation, which, at the Effective Date, has already accrued or which thereafter may accrue in respect to any act or omission which occurred prior to such termination, nor will any such termination affect in any way the survival of any right, duty or obligation of any party which is expressly stated elsewhere in the Undertaking Agreements and the Lease Agreement to survive termination.

1.2	Except as expressly set forth herein, the Undertaking Agreements and the Lease Agreement shall terminate in their entirety on the Effective Date, and at such time all rights and obligations of each of EGT, BSM and DWP under the Undertaking Agreements and the Lease Agreement shall cease. Except as expressly set forth herein, each Party shall be released from all further obligations, if any, under the Undertaking Agreements and the Lease Agreement with effect from the Effective Date. Each Party hereby warrants that each and every obligation it is releasing another Party from is free from any encumbrances, charges, and the like, and the Indemnity provisions contained in Clause 3 of this Agreement shall apply in the event that any Party fails to comply with this warranty.

1.3	BSM and DWP hereby agree that DWP shall not be liable for rental under the Lease Agreement from May 1, 2014 onward, regardless of the Effective Date.

1.4	DWP shall be responsible for all costs incurred for termination of staff of Dreamworld Pailin Casino as at the Effective Date or thereafter.

1.5	BSM and DWP shall, within sixty (60) days following the Effective Date of this Agreement, carry out any and all actions necessary to deregister the lease which was to have been registered with the relevant local government offices, including the Land Office, in accordance with Clause 13 of the Lease Agreement. The costs for the deregistration of the lease shall be borne by DWP.

1.6	Notwithstanding termination of the Lease Agreement, BSM shall permit EGT and DWP, without charge, to occupy and use, and authorize others to occupy and use, the Land A, and agrees that the building structures that DWP invested in or erected on the Land A shall continue to be fully possessed and controlled by DWP, including permitting full access to the Land A and all assets of DWP, up until Completion as that term is defined in the Share Purchase Agreement. BSM shall take possession and control of the building structures at Completion.

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2.	Release of Claims

Subject to Clause 1.1 above, the Parties agree that the payments and other commitments described herein represent settlement in full of all outstanding obligations owed by one Party to the other(s), and settlement of all claims, known or unknown, that one Party might have against the other(s), in connection with the Shareholders Agreement, the Undertaking Agreements, the Lease Agreement and the termination thereof. Except for their respective rights and obligations set forth in this Termination Agreement, each of EGT, BSM and DWP releases the other(s) from any and all claims it may have related thereto under the Shareholders Agreement, the Undertaking Agreement, the Lease Agreement, any purported amendments or supplements thereto, any other agreement or relationship of the Parties relating to the Casino, except for the Share Purchase Agreement . This release of claims will be and remain in effect in all respects as a complete and general release as to the matters released. EACH PARTY HERETO UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS THAT ONE PARTY MIGHT HAVE AGAINST THE OTHER(S), IN CONNECTION WITH THE SHAREHOLDERS AGREEMENT, THE UNDERTAKING AGREEMENTS, THE LEASE AGREEMENT, ANY PURPORTED AMENDMENTS OR SUPPLEMENTS THERETO AND THE TERMINATION THEREOF.

3.	Indemnifications

3.1	EGT and DWP hereby fully indemnify and hold harmless BSM and BSM’s officers, directors, heirs, employees, agents, representatives, successors and assigns, and each of its and their respective officers, directors, heirs, employees, agents, representatives, successors and assigns (collectively, “BSM Indemnitees”), and save, defend and hold each of the BSM Indemnitees harmless against and pay on behalf of or reimburse such BSM Indemnitees as and when incurred for any Losses which any such BSM Indemnitee may suffer, sustain, have alleged against it, or become subject to, as a result of, in connection with, relating or incidental to by virtue of, arising out of, or from: (i) any breach of any representation, undertaking or warranty made by the EGT or DWP in or under this Agreement; or (ii) any nonfulfillment or breach of any covenant, obligation, or agreement by the EGT or DWP under or in this Agreement.

3.2	BSM hereby fully indemnifies and holds harmless EGT and EGT’s officers, directors, heirs, employees, agents, representatives, successors and assigns, and each of its and their respective officers, directors, heirs, employees, agents, representatives, successors and assigns (collectively, “EGT Indemnitees”), and save, defend and hold each of the EGT Indemnitees harmless against and pay on behalf of or reimburse such EGT Indemnitees as and when incurred for any Losses which any such EGT Indemnitee may suffer, sustain, have alleged against it, or become subject to, as a result of, in connection with, relating or incidental to by virtue of, arising out of, or from: (i) any breach of any representation, undertaking or warranty made by BSM in or under this Agreement; or (ii) any nonfulfillment or breach of any covenant, obligation, or agreement by BSM under or in this Agreement.

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3.3	BSM hereby fully indemnifies and holds harmless DWP and DWP’s officers, directors, heirs, employees, agents, representatives, successors and assigns, and each of its and their respective officers, directors, heirs, employees, agents, representatives, successors and assigns (collectively, “DWP Indemnitees”), and save, defend and hold each of the DWP Indemnitees harmless against and pay on behalf of or reimburse such DWP Indemnitees as and when incurred for any Losses which any such DWP Indemnitee may suffer, sustain, have alleged against it, or become subject to, as a result of, in connection with, relating or incidental to by virtue of, arising out of, or from: (i) any breach of any representation, undertaking or warranty made by BSM in or under this Agreement; or (ii) any nonfulfillment or breach of any covenant, obligation, or agreement by BSM under or in this Agreement.

3.4	For the purpose of this Agreement, the term “Loss” shall mean any loss, liability, demand, claim, obligation, action, cause of action, cost, damage, diminution in value, lost profits, deficiency, tax, penalty, fine or expense, including without limitation, interest, penalties, lost profits, attorneys’ fees and expenses and all amounts paid in investigation, defense or settlement, (such as expert witness fees) of any of the foregoing and the enforcement of any rights hereunder), and whether known or unknown, fixed or unfixed, contingent or accrued, but excluding only unforeseeable, speculative, exemplary and punitive damages.

4.	Authorization; Enforceability.

Other than as set forth in this Agreement, each of the EGT, BSM and DWP represents to the other that: (a) it has all rights, power and authority to enter into this Agreement and to consummate the transactions contemplated hereunder; and (b) the execution and delivery by it of this Agreement and the consummation of the transactions contemplated hereunder will not result in the violation by it of any law, statute, rule, regulation, judgment or decree of any court or governmental authority to or by which it is bound, or of any provision of its organizational documents or contractual obligation to which it is a party; and (c) no consent, approval, authorization or other order of any governmental authority or other third party is required to be obtained by it in connection with the authorization, execution and delivery of this Agreement.

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5	Miscellaneous.

5.1	Further Documents. BSM hereby undertakes to EGT and DWP that she will do all such acts and things and execute all such deeds and documents as may be necessary to carry into effect or to give legal effect to the provisions of this Agreement and the transactions hereby contemplated.

5.2	Amendments and Waivers. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and thereof and supersedes and replaces all prior and contemporaneous discussions, negotiations, agreements and understandings (oral or written) with respect to such subject matter, unless otherwise specified herein. This Agreement or any provision hereof may be (a) amended only by written agreement of the Parties or (b) waived only by written agreement of the waiving party.

5.3	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party hereto without the prior written consent of the other parties hereto.

5.4	Notices. All notices given pursuant to this Agreement shall be sent by : (a) an internationally recognized overnight courier, in which case notice will be deemed delivered one (1) business day after deposit with such courier; (b) facsimile transmission, in which case notice will be deemed delivered upon electronic verification that transmission to the recipient was completed, provided that notices sent by facsimile transmission on a day other than a business day, or before 9:00 a.m. or after 5:00 p.m. recipient’s time on a business day, shall be deemed given on the first business day following the date of transmission; or (c) personal delivery. Address and facsimile number of the parties are as follows :

If to EGT :

Unit C1, Koon Wah Building, No. 2 Yuen Shun Circuit,

Yuen Chau Kok, Shatin, N.T., Hong Kong

Andy Tsui

Fax: 852 2521 0660

Email: AndyTsui@egt-group.com

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If to BSM :

Ms. Ban Sreymom

Outapak Krom Village, Sangkat Toul Laveal

Khan Pailin, Pailin Province

Cambodia

If to DWP:

Unit C1, Koon Wah Building, No. 2 Yuen Shun Circuit,

Yuen Chau Kok, Shatin, N.T., Hong Kong

Andy Tsui

Fax: 852 2521 0660

5.5	Governing Law. This Agreement shall be construed and governed by and under the laws of Cambodia.

5.6	Dispute Resolution. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Hong Kong in accordance with the Arbitration Rules of the Hong Kong International Arbitration Centre ("HKIAC Rules") for the time being in force, which rules are deemed to be incorporated by reference in this clause. The Tribunal shall consist of one (1) arbitrator. The language of the arbitration shall be English.

5.7	Language. This Agreement is made in the English and Khmer language and if there is a conflict between the two versions, the English language version shall prevail.

5.8	Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party, as specifically determined by the court, shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

5.9	Taxes. Each Party shall bear its own taxes incurred as a result of this Agreement as imposed by the laws and regulations that are applicable to it, as well any and all taxes and fees attributable to such Party up to the date of execution of this Agreement.

5.10.	Costs. Each Party shall bear its own costs and expenses with respect to the performance of its respective obligations under this Agreement.

5.11	Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument binding on all of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of a signature page of this Agreement.

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5.12	Headings. The headings of the Sections hereof are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision hereof.

5.13	Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless the provision held invalid shall substantially impair the benefit of the remaining portion of this Agreement.

5.14	Force Majeure. The Parties agree to the suspension or termination of this Agreement, as the case may be, in an event of force majeure rendering performance of obligations of any Party under this Agreement impossible or which frustrates the purpose of this Agreement. For the purpose of this provision, events of force majeure include natural disasters, war, governmental actions, civil unrest, and any other events beyond the control of the Party whose performance is rendered impossible or which frustrates the purpose of this Agreement. Whether such event of force majeure results in suspension or termination of this Agreement, and the duration of any such suspension, depends on the nature, scope, duration, and severity of such event. The Parties shall use their best efforts to meet their obligations under this Agreement and suspension or termination pursuant to this provision shall be as a last resort only.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first set forth above.

Elixir Gaming Technologies (CAMBODIA) co., LIMITED

By:	/s/ Clarence Chung

Dreamworld Leisure (PAILIN) LIMITED

By:	/s/ Clarence Chung

Ban sreymom

By:	/s/ Ban Sreymom

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